CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                          OF CORPORATE GENERAL PARTNER

            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, James M. Seneff, Jr., the Chief Executive Officer of CNL Realty Corporation, the corporate general partner of CNL Income Fund II, Ltd. (the "Partnership"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Partnership's Quarterly Report on Form 10-Q for the period ending September 30, 2003 (the "Report"). The undersigned hereby certifies that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.



Date:  November 10, 2003                /s/ James M. Seneff, Jr.
                                        -----------------------------------
                                        Name:  James M. Seneff, Jr.
                                        Title: Chief Executive Officer



                                        A  signed  original  of this
                                        written  statement  required
                                        by  Section   906  has  been
                                        provided  to CNL Income Fund
                                        II,   Ltd.   and   will   be
                                        retained  by CNL Income Fund
                                        II, Ltd.  and  furnished  to
                                        the  Securities and Exchange
                                        Commission or its staff upon
                                        request.